SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: June 2, 2003

Date of earliest event reported: May 30, 2003

MAINE PUBLIC SERVICE COMPANY

(Exact name of registrant as specified in its charter)

Maine

(State or other jurisdiction of

incorporation or organization)

1-3429

(Commission File No.)

01-0113635

(I.R.S. Employer Identification No.)

209 State Street, Presque Isle, Maine 04769

(Address of principal executive offices) (Zip Code)

Registrant's telephone number: 207-768-5811

Maine Public Service Company

Items 1 and 5. Changes in Control of Registrant and Other Events.

MAINE PUBLIC SERVICE COMPANY SHAREHOLDERS VOTE TO APPROVE
REORGANIZATION INTO A HOLDING COMPANY, WITH THE COMPANY BECOMING A SUBSIDIARY OF MAINE & MARITIMES CORPORATION

At the Company's Annual Meeting of Shareholders, held on May 30, 2003, shareholders of Maine Public Service Company (MPS) voted to approve the Company's plan to create a holding company structure, under Maine & Maritimes Corporation. Of the shares eligible to vote, 57.07% voted "FOR" the holding company proposal, 10.19% voted "Against," 1.87% abstained and the remainder were "broker no votes." It is anticipated that the reorganization will be completed by July 1, 2003. No change in beneficial ownership results from the reorganization, which is described in more detail in the Form S-4/A of Maine & Maritimes Corporation, filed with the Commission on April 15, 2003.

Under the new holding company plan, Maine Public Service Company will become a separate subsidiary of Maine & Maritimes Corporation. Energy Atlantic, LLC, Maine Public Service Company's unregulated competitive electricity supply company will also become a subsidiary of the new holding company. Maine and New Brunswick Electrical Power Company, Limited, which is an inactive Canadian company, will remain a subsidiary of Maine Public Service Company.

Upon completion of the reorganization, shares of Maine Public Service Company common stock will be converted on the books (no exchange of certificates will be necessary) into the same number of shares of common stock of Maine & Maritimes Corporation. The shares will be traded on the American Stock Exchange under the ticker symbol MAM.

Item 5. Other Events.

MAINE PUBLIC SERVICE COMPANY DECLARES QUARTERLY DIVIDEND

At the Annual Organization Meeting held on May 30, 2003, the Board of Directors of Maine Public Service Company declared a regular quarterly dividend of $.37 per share (annualized rated of $1.48 per share) on the Company's Common Stock payable July 1, 2003, to shareholders of record as of June 16, 2003.

Item 5. Other Events.

MAINE PUBLIC SERVICE ANNOUNCES DIRECTOR AND OFFICER ELECTIONS

During the Company's Annual Organization Meeting held on May 30, 2003, the shareholders of Maine Public Service Company elected the following Class I Directors for terms expiring in 2006: Robert E. Anderson (for re-election), Michael W. Caron (for election), and Nathan L. Grass (for re-election). David N. Felch (for re-election from board appointment) was elected as a Class II Director with a term expiring in 2004.

Also on May 30, 2003, the Board of Directors elected the following officers to serve until the next annual election of officers and until their successors have been duly chosen and qualified:
G. Melvin Hovey, Chairman of the Board; J. Nicholas Bayne, President and Chief Executive Officer; Kurt A. Tornquist, Senior Vice President, Chief Financial Officer, and Treasurer; Larry E. LaPlante, Vice President, Chief Accounting Officer, Controller, Clerk, Asst. Treasurer and Asst. Secretary; Michael A. Thibodeau, Vice President, Compliance and Risk Management; Brent M. Boyles, Senior Vice President, Operations; William L. Cyr, Vice President, Engineering and Asset Management; Scott L. Sells, General Counsel, Secretary, and Assistant Clerk; and John P. Havrilla, Vice President, Business Development and Unregulated Businesses.

Item 5. Other Events.

J. GREGORY FREEMAN RESIGNS FROM MAINE PUBLIC SERVICE COMPANY
BOARD OF DIRECTORS

Effective May 30, 2003, Mr. J. Gregory Freeman has resigned as a Director of Maine Public Service Company, citing personal reasons as the basis for his decision. Mr. Freeman was a Class II Director whose term was scheduled to expire in 2004.

Item 5. Other Events.

J. PAUL LEVESQUE RETIRES FROM MAINE PUBLIC SERVICE COMPANY
BOARD OF DIRECTORS

Effective May 30, 2003, Mr. J. Paul Levesque has retired from the Board of Directors of Maine Public Service Company, after 18 years of service. Mr. Levesque was a Class I Director whose term was scheduled to expire in 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAINE PUBLIC SERVICE COMPANY

Date: June 2, 2003

By: /s/ Kurt A. Tornquist

Kurt A. Tornquist, Senior Vice President

Chief Financial Officer, and Treasurer